EXHIBIT 99.1

Location Based Technologies Announces Investor News Conference Call Hosted by Company CEO, David Morse
Thursday November 13, 6:00 am ET

ANAHEIM, Calif.--(BUSINESS WIRE)--Location Based Technologies, Inc. (OTCBB:LBAS - News), a leading-edge family service provider of personal locator devices (the PocketFinder® and PetFinder®) and its services, today announced that the company will hold an investor news conference call on November 19, 2008 at 4:15pm Eastern Standard Time.

In discussing the conference call, David Morse, CEO of Location Based Technologies, stated, "Our goal is to continuously keep our shareholders, the investment community, and the general public up to date on significant events happening within the company. We are elated over our recent accomplishments and are looking forward to discussing new developments and technology updates on this call.”

We anticipate the possibility of significant attendance during this call. Although we will have a live question and answer session towards the end of the call, we urge listeners to send us any possible questions in advance by clicking on the following link. http://locationbasedtech.com/corporate/contact.aspx

Interested parties may hear and participate in the call by telephone.

To hear the conference call as it takes place:

Toll Free Number: 1-800-434-1335
Direct Dial Number: 1-404-920-6442
Conference Code: 78535743#

To hear a recording of the call
(Available for 30 days following the conference call):

Toll Free Number: 1-800-977-8002
Direct Dial Number: 1-404-920-6650
Conference Code: * then 78535743

About Location Based Technologies

A publicly traded company (OTCBB:LBAS - News), Location Based Technologies designs and develops leading-edge personal locator devices and services that incorporate patented, proprietary technologies designed to enhance and enrich the lives of families globally. The company is headquartered in Anaheim, Calif.

For more information, visit http://www.pocketfinder.com.

This news release contains forward-looking statements that involve risks and uncertainties. Actual results and outcomes may differ materially from those discussed or anticipated. For a more detailed discussion of these and associated risks, see the company's most recent document filed with the Securities and Exchange Commission.

Contact:

Investor Contact
Redwood Consultants, LLC
Angela Williams, 415-884-0348
or
Northstar Investments
Investor Relations
Glenn Busch, 714-310-8641
glenn@pocketfinder.com
or
Daly-Swartz PR for Location Based Technologies
Jeffrey Swartz, 949-470-0075
jeffreyswartz@dsprel.com
or
Location Based Technologies
David Morse, 800-615-0869
dave@pocketfinder.com

Source: Location Based Technologies, Inc.